POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ariel Amir as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to (1) execute Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and the rules thereunder; and (2) do and perform all necessary or desirable acts to complete and execute any of those Forms 3, 4 or 5 or any amendments, and timely file those Forms with the Securities and Exchange Commission and any stock exchange or similar authority, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Date:  November 16, 2004

       /s/ Michael Schmidt
      Name:  Michael Schmidt